___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2017

JPX GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54793	26-2801338
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11650 South State Street, Suite 240 Draper, Utah		84020
(Address of Principal Executive Offices)		(Zip Code)

9864 E Grand River, Ste 110-301

Brighton, Michigan 48116

______________________________________________________________________________________________________________________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 11, 2017, holders of a majority of the voting securities of the Company appointed Chene C. Gardner to the Board of Directors of the Company. Mr. Gardner was further appointed as the Company’s Chief Executive Officer and Secretary. As Chief Executive Officer, Mr. Gardner will have the primary responsibility for the day-to-day-operations of the Company. A summary of the background and business experience of Mr. Gardner is as follows:

Chene C. Gardner. Mr. Gardner, age 53. In addition to his role as Chief Executive Officer and Secretary of the Company, Mr. Gardner also serves as the Chief Financial Officer of Fuelstream, Inc., a filer of reports pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934. Mr. Gardner is also the President of Chene C. Gardner & Associates, Inc., a company which provides accounting services and specializes in assisting public entities with their filings with the Securities and Exchange Commission. Mr. Gardner serves as Financial Controller of several public companies such as Start Scientific, Inc. and Music of Your Life, Inc, both filers of reports pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934. Mr. Gardner has five years of auditing and accounting experience with the firm of Deloitte & Touche LLP from June 1990 to August, 1995, serving clients in the banking, manufacturing, and retail industries. Mr. Gardner holds Bachelor and Master of Accounting degrees from Weber State University.

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 11, 2017, holders of a majority of the voting securities of the Company appointed Chene C. Gardner to the Board of Directors of the Company. Mr. Gardner was further appointed as the Company’s Chief Executive Officer and Secretary as described in Item 5.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPX Global, Inc.

Date: July 12, 2017	By: /s/ Chene C. Gardner
Chene C. Gardner
Chief Executive Officer